Exhibit 99.1

Skyworks Media Relations:	Skyworks Investor Relations:
Pilar Barrigas	Thomas Schiller
(949) 231-3061	(949) 231-4700
Skyworks Reports $0.17 of Non-GAAP EPS in Q1 FY09
•	Generates $75 Million in Cash Flow from Operations

•	Strengthens Balance Sheet with Early Retirement of Debt

•	Reduces Operating Expenses by More Than $20 Million Annually

•	Guides $0.10 to $0.11 of Non-GAAP EPS in Seasonally Low Q2
WOBURN, Mass., Feb. 5, 2009 — Skyworks Solutions, Inc. (NASDAQ: SWKS), an innovator of high reliability analog and mixed signal semiconductors enabling a broad range of end markets, today announced first fiscal quarter 2009 results. Revenue for the quarter was $210.2 million compared to $210.5 million in the year-ago period.
          On a non-GAAP basis, operating income was $28.6 million matching the $28.6 million from the first fiscal quarter of 2008. Non-GAAP diluted earnings per share for the quarter was $0.17 and $0.02 better than consensus estimates. On a GAAP basis, operating income for the first fiscal quarter was $21.0 million, in line with the year-ago timeframe. GAAP diluted earnings per share was $0.13 for the period versus $0.12 in the first fiscal quarter of 2008.
          “Despite significant market weakness, Skyworks delivered solid financial performance and outperformed in the first fiscal quarter of 2009 driven by accelerating energy management program ramps, new analog component product launches and smart phone demand,” said David J. Aldrich, president and chief executive officer of Skyworks. “During the quarter we generated $75 million of cash flow from operations, retired $41 million of convertible debt for $0.93 on the dollar and exited with a quarter of a billion dollars in cash and equivalents. Looking forward, though the market environment remains uncertain, Skyworks is taking steps to further differentiate and position our business for the eventual market recovery. Specifically, early in the quarter, we transitioned development resources from our low margin 3.5G and 4G cellular transceiver programs to our clearly identified higher growth, adjacent analog markets.

The net effect is a reduction in our operating expenses of more than $20 million annually. These actions will enable us to capitalize on our expanding market opportunity and rich product pipeline while improving operating income. In summary, our performance and actions reflect our commitment to further strengthening our strategic position, enhancing profitability and creating shareholder value.”
Financial Achievements
•	Expanded gross margin 50 basis points year-over-year to 40.3 percent on a non-GAAP basis (39.9 percent on a GAAP basis)

•	Maintained 13.6 percent operating margin on a non-GAAP basis (10.0 percent on a GAAP basis)

•	Exited Q1 FY09 with $250 million of cash and cash equivalents
Product Highlights
•	Ramped energy management semiconductor solutions in support of Itron, Sensus, Landis & Gyr and others with more than 30 percent sequential growth

•	Gained traction at Nokia-Siemens, Huawei and ZTE with 3G base station solutions

•	Introduced industry’s first 4G LTE, multi-band, multi-mode FDD/TDD front-end modules

•	Launched a portfolio of SMT discretes for high performance mixer and detector applications
Second Fiscal Quarter 2009 Outlook
          “Our fab-lite, hybrid manufacturing strategy coupled with the completion of our operating expense reduction initiative will enable us to deliver non-GAAP diluted earnings per share of $0.10 to $0.11 in the second fiscal quarter of 2009,” said Donald W. Palette, vice president and chief financial officer of Skyworks. “The ongoing inventory contraction is exacerbating traditional market seasonality, and as a result, we believe the supply chain sell-in will decline 20 to 30 percent sequentially in the March quarter. Against this backdrop, we are forecasting our revenue to decrease 20 percent sequentially.”

          Estimated non-GAAP diluted earnings per share for the second fiscal quarter excludes approximately $5 million of FASB Statement No. 123(R) — related expenses and previously disclosed non-recurring restructuring charges of roughly $18 million.
          Non-GAAP results, which are a supplement to financial results based on GAAP, exclude certain charges including but not limited to share-based compensation, business restructuring charges, amortization of intangible assets, tax valuation allowance reversals, and non-recurring items. The Company believes these non-GAAP financial measures provide useful information to both management and investors by excluding certain charges and non-recurring items that may not be indicative of Skyworks’ ongoing operations and financial performance.
Skyworks’ First Fiscal Quarter 2009 Conference Call
          Skyworks will host a conference call with analysts to discuss its first fiscal quarter 2009 results and business outlook today at 5:00 p.m. Eastern Standard Time (EST). To listen to the conference call via the Internet, please visit the investor relations section of Skyworks’ Web site. To listen to the conference call via telephone, please call 888-219-1420 (domestic) or 913-312-1420 (international), confirmation code: 1852743. Playback of the conference call will begin at 9:00 p.m. EST today and end at 9:00 p.m. EST on February 12. The replay will be available on Skyworks’ Web site or by calling 888-203-1112 (domestic) or 719-457-0820 (international), pass code: 1852743.
About Skyworks
          Skyworks Solutions, Inc. is an innovator of high reliability analog and mixed signal semiconductors. Leveraging core technologies, Skyworks offers diverse standard and custom linear products supporting automotive, broadband, cellular infrastructure, energy management, industrial, medical, military and mobile handset applications. The Company’s portfolio includes amplifiers, attenuators, detectors, diodes, directional couplers, front-end modules, hybrids, infrastructure RF subsystems, mixers/demodulators, phase shifters, PLLs/synthesizers/VCOs, power dividers/combiners, receivers, switches and technical ceramics.
          Headquartered in Woburn, Mass., Skyworks is worldwide with engineering, manufacturing, sales and service facilities throughout Asia, Europe and North America. For more information, please visit Skyworks’ Web site at: www.skyworksinc.com.
Safe Harbor Statement
          This news release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include information relating to future results and expectations of Skyworks (including certain projections and business trends). Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “forecasts,” “intends,” “believes,” “plans,” “may,” “will,” “continue,” similar expressions, and variations or negatives of these words. All such statements are subject to certain risks and uncertainties that could cause actual results to differ materially and adversely from those projected, and may affect our future operating results, financial position and cash flows.
          These risks and uncertainties include, but are not limited to: unprecedented uncertainty regarding global economic and financial market conditions; the susceptibility of the wireless semiconductor industry and the markets addressed by our, and our customers’, products to economic downturns; the timing, rescheduling or cancellation of significant customer orders and our ability, as well as the ability of our customers, to manage inventory; losses or curtailments of purchases or payments from key customers, or the timing of customer inventory adjustments; changes in laws, regulations and/or policies in the United States that could adversely affect financial markets and our ability to raise capital; our ability to develop, manufacture and market innovative products in a highly price competitive and rapidly changing technological environment; economic, social and political conditions in the countries in which we, our customers or our suppliers operate, including security and health risks, possible disruptions in transportation networks and fluctuations in foreign currency exchange rates; fluctuations in our manufacturing yields due to our complex and specialized manufacturing processes; delays or disruptions in production due to equipment maintenance, repairs and/or upgrades; our reliance on several key customers for a large percentage of our sales; fluctuations in the manufacturing yields of our third party semiconductor foundries and other problems or delays in the fabrication, assembly, testing or delivery of our products; the availability and pricing of third party semiconductor foundry, assembly and test capacity and raw materials; our ability to timely and accurately predict market requirements and evolving industry standards, and to identify opportunities in new markets; uncertainties of litigation, including potential disputes over intellectual property infringement and rights, as well as payments related to the licensing and/or sale of such rights; our ability to rapidly develop new products and avoid product obsolescence; our ability to retain, recruit and hire key executives, technical personnel and other employees in the positions and numbers, with the experience and capabilities, and at the compensation levels needed to implement our business and product plans; lengthy product development cycles that impact the timing of new product introductions; unfavorable changes in product mix; the quality of our products and any remediation costs; shorter than expected product life cycles; problems or delays that we may face in shifting our products to smaller geometry process technologies and in achieving higher levels of design integration; and our ability to continue to grow and maintain an intellectual property portfolio and obtain needed licenses from third parties, as well as other risks and uncertainties, including but not limited to those detailed from time to time in our filings with the Securities and Exchange Commission.
          These forward-looking statements are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.
Note to Editors: Skyworks, Skyworks Solutions are trademarks or registered trademarks of Skyworks Solutions, Inc. or its subsidiaries in the United States and in other countries. All other brands and names listed are trademarks of their respective companies.
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SKYWORKS SOLUTIONS, INC.
UNAUDITED GAAP CONSOLIDATED STATEMENT OF OPERATIONS

	Quarter Ended
	Jan. 2,	Dec. 28,
(in thousands)	2009	2007

Net revenues	$210,228	$210,533
Cost of goods sold	126,361	128,195

Gross profit	83,867	82,338

Operating expenses:
Research and development	34,644	34,094
Selling, general and administrative	27,101	25,287
Amortization of intangible assets	1,149	1,932

Total operating expenses	62,894	61,313

Operating income	20,973	21,025

Interest expense	(1,139)	(2,208)
Gain on early retirement of convertible debt	2,035	—
Other income, net	1,402	2,050

Income before income taxes	23,271	20,867
Provision for income taxes	1,247	1,789

Net income	$22,024	$19,078

Earnings per share:
Basic	$0.13	$0.12
Diluted	$0.13	$0.12
Weighted average shares:
Basic	164,855	160,319
Diluted	165,188	162,836

SKYWORKS SOLUTIONS, INC.
UNAUDITED RECONCILIATION OF NON-GAAP MEASURES

	Quarter Ended
	Jan. 2,	Dec. 28,
(in thousands)	2009	2007

GAAP gross profit	$83,867	$82,338
Share-based compensation expense [a]	909	834
Acquisition related expense [c]	—	615

Non-GAAP gross profit	$84,776	$83,787

Non-GAAP gross margin %	40.3%	39.8%

	Quarter Ended
	Jan. 2,	Dec. 28,
(in thousands)	2009	2007

GAAP operating income	$20,973	$21,025
Share-based compensation expense [a]	6,589	5,007
Selling, general and administrative adjustments [b]	(249)	—
Acquisition related expense [c]	—	615
Amortization of intangible assets [c]	1,149	1,932
Deferred executive compensation	163	—

Non-GAAP operating income	$28,625	$28,579

	Quarter Ended
	Jan. 2,	Dec. 28,
(in thousands)	2009	2007

GAAP net income	$22,024	$19,078
Share-based compensation expense [a]	6,589	5,007
Selling, general and administrative adjustments [b]	(249)	—
Acquisition related expense [c]	—	615
Amortization of intangible assets [c]	1,149	1,932
Deferred executive compensation	163	—
Gain on early retirement of convertible debt [d]	(2,035)	—
Tax adjustments [e]	—	1,221

Non-GAAP net income	$27,641	$27,853

	Quarter Ended
	Jan. 2,	Dec. 28,
	2009	2007

GAAP net income per share, diluted	$0.13	$0.12
Share-based compensation expense [a]	0.04	0.03
Amortization of intangible assets [c]	0.01	0.01
Gain on early retirement of convertible debt [d]	(0.01)	—
Tax adjustments [e]	—	0.01

Non-GAAP net income per share, diluted	$0.17	$0.17

[a]	These charges represent expense recognized in accordance with FASB Statement No. 123(R), Share-Based Payment. Approximately $0.9 million, $1.7 million and $4.0 million were included in cost of goods sold, research and development expense and selling, general and administrative expense, respectively, for the three months ended January 2, 2009. Approximately $0.8 million, $1.2 million and $3.0 million were included in cost of goods sold, research and development expense and selling, general and administrative expense, respectively, for the three months ended December 28, 2007.

[b]	On October 2, 2006, the Company announced that it was exiting its baseband product area. For the three months ended January 2, 2009, selling, general and administrative adjustments of $0.2 million represents a recovery of of bad debt expense on specific accounts receivable associated with baseband product.

[c]	During the first quarter of fiscal 2008, Skyworks acquired Freescale Semiconductor’s power amplifier and front-end module product line. The purchase accounting charges recognized during the three months ended January 2, 2009 include $0.6 million related to amortization of acquisition related intangibles. Amortization expense of $0.5 million primarily relates to a previous business combination.

The purchase accounting charges recognized during the quarter ended December 28, 2007 include a $0.6 million charge to cost of sales related to the sale of acquisition related inventory and $1.4 million amortization of acquisition related intangibles. Amortization expense of $0.5 million relates to a previous business combination.

[d]	The gain recorded during the three months ended January 2, 2009 relates to the early retirement of $40.5 million of the Company’s 1.50% convertible subordinated notes. The notes were retired at a gain of approximately $2.9 million offset by a $0.9 million write-off of deferred financing costs.

[e]	During the three months ended December 28, 2007, these charges primarily represent a non-cash tax charge related to the utilization of pre-merger deferred tax assets.
The above non-GAAP measures are based upon our unaudited consolidated statements of operations for the periods shown. These non-GAAP financial measures are provided to enhance the user’s overall understanding of our current financial performance and our prospects for the future. Specifically, we believe the non-GAAP financial measures provide useful information to both management and investors by excluding certain charges and non-recurring items that we believe are not indicative of our ongoing operations and financial performance. Additionally, since we have historically reported non-GAAP results to the investment community, the inclusion of non-GAAP financial measures provides consistency in our financial reporting. Further, these non-GAAP financial measures are one of the primary indicators management uses for planning and forecasting in future periods. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

SKYWORKS SOLUTIONS, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

	Jan. 2,	Oct. 3,
(in thousands)	2009	2008
Assets
Current assets:
Cash and cash equivalents	$249,657	$231,066
Accounts receivable, net	108,871	146,710
Inventories	98,551	103,791
Prepaid expenses and other current assets	12,366	13,089
Property, plant and equipment, net	175,127	173,360
Goodwill and intangible assets, net	503,488	503,417
Other assets	63,629	64,666

Total assets	$1,211,689	$1,236,099

Liabilities and Equity
Current liabilities:
Credit facility	$50,000	$50,000
Accounts payable	52,578	58,527
Accrued liabilities and other current liabilities	32,731	40,213
Long-term debt	97,116	137,616
Other long-term liabilities	4,994	5,527
Stockholders’ equity	974,270	944,216

Total liabilities and equity	$1,211,689	$1,236,099